UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Diffusion Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Diffusion Pharmaceuticals Inc.
1317 Carlton Avenue, Suite 200
Charlottesville, Virginia 22902

April        , 2020

Dear Fellow Stockholders:

We are pleased to invite you to join us for the Diffusion Pharmaceuticals Inc. Annual Meeting of Stockholders to be held on Wednesday, June 17, 2020, at 9:00 a.m., Eastern Time. The Annual Meeting will be conducted as a virtual meeting hosted by means of a live webcast. The Board of Directors has implemented a virtual meeting format this year primarily to reflect our and global concerns regarding the spread of COVID-19. Stockholders will be able to listen, vote, and submit questions from their home or any location with internet connectivity.

You or your proxyholder will be able to attend the Annual Meeting online, vote and submit questions by visiting                 and using a control number assigned by                               . To register and receive access to the virtual meeting, you will need to follow the instructions provided in the Notice of Annual Meeting of Stockholders and proxy statement that follow.

It is important that your shares be represented at the meeting, regardless of the number of shares you hold. Accordingly, please exercise your right to vote by completing, signing, dating and returning your proxy card, or by using Internet or telephone voting as described in the accompanying proxy statement, or by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials you received for the meeting.

On behalf of the Board of Directors and management of Diffusion Pharmaceuticals Inc., it is my pleasure to express our appreciation for your support.

Sincerely,

/s/ David G. Kalergis

David G. Kalergis
Chairman and Chief Executive Officer

Your vote is important. Please exercise your right to vote as soon as possible by completing, signing, dating and returning your proxy card, or by using Internet or telephone voting as described in the accompanying proxy statement. By doing so, you may save us the expense of additional solicitation.

You can help us make a difference by eliminating paper proxy mailings. With your consent, we will provide all future proxy materials electronically. Instructions for consenting to electronic delivery can be found on your proxy card or at www.proxyvote.com. Your consent to receive stockholder materials electronically will remain in effect until canceled.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON wednesday, june 17, 2020

To the Stockholders of Diffusion Pharmaceuticals Inc.:

The Annual Meeting of Stockholders of Diffusion Pharmaceuticals Inc., a Delaware corporation (“Diffusion”, “Company”, “we” or “us”), will be held virtually on Wednesday, June 17, 2020 at 9:00 a.m., Eastern Time, by means of a live webcast, for the following purposes:

1.	To elect six persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

3.

To approve an amendment to the Company’s Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the shares of the Company’s common stock, par value $0.001 per share, at a ratio of not less than one-to-two and not greater than one-to-twenty, with the exact ratio and effective time of the reverse stock split to be determined by our Board of Directors, if at all.

4.	To approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2019, as disclosed in the accompanying proxy statement.

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

You can attend the meeting by visiting                 where you will be able to listen to the meeting live, submit questions and vote online. To participate in the virtual meeting, you will need the 16-digit control number assigned by                included on your proxy card or voting instruction form. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in the proxy statement that follows.

The meeting webcast will begin promptly at 9:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at                 , Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Annual Meeting please call                 for assistance. For additional information on how you can attend and participate in the virtual Annual Meeting, please see the instructions beginning on page                 of the proxy statement that follows. Because the Annual Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Only stockholders of record at the close of business on April 27, 2020 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. A stockholder list will be available at Diffusion’s corporate offices beginning ten (10) days prior to the date of the meeting during normal business hours for examination by any stockholder registered on Diffusion’s stock ledger as of the record date for any purpose germane to the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on Wednesday, June 17, 2020

Our proxy statement and annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com.

By Order of the Board of Directors,

/s/ William Hornung

William Hornung
Chief Financial Officer

April        , 2020
Charlottesville, Virginia

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	6
Why am I receiving these materials?	6
When and Where Will the Annual Meeting Be Held?	6
What are the Purposes of the Annual Meeting?	7
Who is Entitled to Vote at the Annual Meeting?	8
How Do I Vote My Shares?	8
How Will My Shares Be Voted?	9
How Does the Board Recommend that I Vote?	9
How Can I Revoke or Change My Vote?	9
Who is Paying for This Proxy Solicitation?	10
How Many Shares Must Be Present to Hold the Annual Meeting?	10
What Vote is Required for Each Proposal?	10
Who Will Count the Votes?	10
Whom Do I Contact if I Have Questions Regarding the Annual Meeting?	10
Are There Any Matters to be Voted on at the Annual Meeting that are not Included in this Proxy Statement?	11
How Will Business Be Conducted at the Annual Meeting?	11

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	12

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	13
Delinquent Section 16(a) Reports	14

CORPORATE GOVERNANCE	15
Introduction	15
Corporate Governance Guidelines	15
Director Independence	15
Board Leadership Structure	15
Executive Sessions	16
Board Meetings and Attendance	16
Board Committees	16
Audit Committee	16
Compensation Committee	17
Nominating and Corporate Governance Committee	18
Board Oversight of Risk	20
Audit Committee Report	21
Policy Regarding Director Attendance at Annual Meetings of Stockholders	21
Process Regarding Stockholder Communications with Board	21

ELECTION OF DIRECTORS	22

PROPOSAL NO. 1 ELECTION OF DIRECTORS	23
Number of Directors	23
Nominees for Director	23
Information About Current Directors and Board Nominees	23
Additional Information About Current Directors and Board Nominees	23
Board Recommendation	25

PROPOSAL NO. 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	26
Selection of Independent Registered Public Accounting Firm	26
Independent Auditor’s Fees	26
Pre-Approval Policies and Procedures	26
Board Recommendation	26

PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO DIFFUSION PHARMACEUTICALS INC.’S CHARTER TO EFFECT THE RESERVE STOCK SPLIT	27
General	27
Reasons for the Reverse Stock Split	27
Determination of Ratio	28
Reverse Stock Split Amendment to the Charter	29
Principal Effects of the Reverse Stock Split	29
Effect on Authorized but Unissued Shares	30
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates	30
Fractional Shares	30
Risks Associated with the Reverse Stock Split	31
Book-Entry Shares	31
Certificated Shares	31
Principal Effects of Reverse Stock Split on Outstanding Options, Warrants, and Option Plan	32

Accounting Matters	32
Effect on Par Value	32
No Going Private Transaction	32
Potential Anti-Takeover Effect	32
No Dissenters’ Appraisal Rights	33
Material United States Federal Income Tax Consequences of the Reverse Stock Split	33
Interests of Directors and Executive Officers	33
Reservation of Right to Abandon Reverse Stock Split	34
Vote Required	34
Board Recommendation	34

PROPOSAL NO. 4 ADVISORY VOTE ON EXECUTIVE COMPENSATION	35
Introduction	35
Proposed Resolution	35
Board Recommendation	35

EXECUTIVE COMPENSATION	36
Summary Compensation Table	36
Employment Agreements	37
Other Compensatory Arrangements	37
2019 Bonus Compensation	38
Indemnification Agreements	38
Outstanding Equity Awards at Fiscal Year End	38

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	39
401(k) Retirement Plan	39
Post-Termination Severance and Change in Control Arrangements	40

DIRECTOR COMPENSATION	41
Overview of Director Compensation Program	41
Cash Compensation	41
Long-Term Equity-Based Incentive Compensation	42
Indemnification Agreements	42
Summary Director Compensation Table for Fiscal 2019	42

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	43

OTHER MATTERS	43
Stockholder Proposals for 2021 Annual Meeting and Director Nominations	43
Annual Report	43
Householding of Annual Meeting Materials	44
Cost and Method of Solicitation	44

As used in this proxy statement, references to “Diffusion,” the “Company,” “we,” “us,” “our” and similar references refer to Diffusion Pharmaceuticals Inc. and our consolidated subsidiaries, the term “common stock” refers to our common stock, par value $0.001 per share.

v

1317 Carlton Avenue, Suite 200
Charlottesville, Virginia 22902

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY JUNE 17, 2020

The Board of Directors (the “Board”) of Diffusion Pharmaceuticals Inc. (“Diffusion”, the “Company”, “we”, or “us”) is using this proxy statement to solicit your proxy for use at the Diffusion Pharmaceuticals Inc. 2019 Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Time, on Wednesday, June 17, 2020 (the “Annual Meeting”). The Board expects to make available electronically or to send to our stockholders the Notice of Annual Meeting of Stockholders, this proxy statement and a form of proxy on or about April 27, 2020.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why am I receiving these materials?

We have sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the Annual Meeting. The Annual Meeting will be conducted online only. You are invited to virtually attend the Annual Meeting to vote on the proposals described in this proxy statement by following instructions through the virtual meeting portal accessible at                 . However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

When and Where Will the Annual Meeting Be Held?

The Annual Meeting of Stockholders of Diffusion Pharmaceuticals Inc. will be held online via live webcast at                 on Wednesday, June 17, 2020, at 9:00 a.m., Eastern Time.

How do I attend the virtual Annual Meeting?

The Annual Meeting will be a virtual meeting conducted exclusively via live webcast starting at 9:00 a.m. Eastern Time (with log-in beginning at : a.m. Eastern Time). You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by going to                and entering your control number, which is included on the proxy card or voting instruction form that you received. Because the Annual Meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

In light of the rapidly changing developments related to coronavirus (COVID-19), we are pleased to offer our stockholders a completely virtual Annual Meeting, which provides worldwide access and communication, while protecting the health and safety of our stockholders, directors, management and other stakeholders. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We will try to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If substantially similar questions are received, we will group such questions together and provide a single response to avoid repetition.

Do I need to register to attend the Annual Meeting?

Yes. Pre-registration at                 is recommended but is not required in order to attend. Any stockholder wishing to attend the virtual annual meeting should register for the meeting by June 16, 2020. To register for the virtual meeting, please follow these instructions as applicable to the nature of your ownership of our common stock:

• If your shares are registered in your name with our transfer agent and you wish to attend the online-only virtual meeting, go to                 , enter the control number you received on your proxy card or notice of the meeting and click on the "Click here to preregister for the online meeting" link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

• Beneficial Stockholders (those holding shares through a stock brokerage account or by a bank or other holder of record) who wish to attend the virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to                 . Beneficial shareholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the virtual meeting. After contacting                a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact                at least five (5) business days prior to the meeting date.

Do I have the option to call in to the Annual Meeting instead of attending the live webcast?

Yes. Stockholders will also have the option to call in to the virtual meeting and listen by telephone by calling:

Optional telephone access (listen-only):
Within the U.S. and Canada:	(toll-free)
Outside of the U.S. and Canada:	(standard rates apply)

Passcode for telephone access:

How do I submit questions for the Virtual Annual Meeting?

Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the virtual meeting, virtual attendees will be able submit questions before and during the meeting through the virtual meeting portal by typing in the "Submit a question" box. You can also submit any questions by emailing the company at                 .

Who do I contact if I am encountering difficulties attending the meeting online?

If you encounter any difficulties during the check-in process or during the meeting, please call                 , and a technician will be ready to assist you.

What are the Purposes of the Annual Meeting?

The purposes of the Annual Meeting are to vote on the following items:

1.	To elect six persons to serve as directors until our next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

3.

To approve an amendment to the Company’s Charter, to effect a reverse stock split of the shares of the Company’s common stock, par value $0.001 per share, at a ratio of not less than one-to-two and not greater than one-to-twenty, with the exact ratio and effective time of the reverse stock split to be determined by our Board, if at all.

4.	To approve, on an advisory basis, the compensation of our named executive officers during the year ended December 31, 2019, as disclosed in the accompanying proxy statement.

5.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Who is Entitled to Vote at the Annual Meeting?

Stockholders of record at the close of business on April 27, 2020 (the “Record Date”) will be entitled to notice of and to vote at the meeting or any adjournment of the Annual Meeting. As of the Record Date, there were                 shares of our common stock outstanding. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting.

How Do I Vote My Shares?

Your vote is important. Whether you hold shares directly as a stockholder of record or beneficially in “street name” (through a broker, bank or other nominee), you may vote your shares without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.

If you are a stockholder whose shares are registered in your name, you may vote your shares by one of the following methods:

●	Virtually, by joining the Annual Meeting and following the voting instructions available on the meeting website during the meeting.

●	Vote by Internet, by going to the web address http://www.proxyvote.com and following the instructions for Internet voting shown on your proxy card.

●	Vote by Telephone, by dialing 1-800-690-6903 and following the instructions for telephone voting shown on your proxy card.

●	Vote by Proxy Card, by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. If you vote by Internet or telephone, please do not mail your proxy card.

If your shares are held in street name, you may receive a separate voting instruction form or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote virtually at the Annual Meeting or electronically using the Internet or telephone.

The deadline for voting by telephone or by using the Internet is 11:59 p.m., Eastern Time, on Tuesday, June 16, 2020. Please see your proxy card or the information your bank, broker or other holder of record provided to you for more information on your options for voting.

How Will My Shares Be Voted?

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, the named proxies will vote your shares as you direct.

For Proposal No. 1—Election of Directors, you may:

●	Vote FOR all six of the nominees for director;

●	WITHHOLD your vote from all six of the nominees for director; or

●	WITHHOLD your vote from one or more of the six nominees for director that you designate.

For Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm, Proposal No. 3— Approval of an Amendment to Diffusion’s Charter to Effect the Reverse Stock Split and Proposal No. 4 – Advisory Vote on Executive Compensation:

●	Vote FOR the proposal;

●	Vote AGAINST the proposal; or

●	ABSTAIN from voting on the proposal.

If you send in your proxy card or use Internet or telephone voting, but you do not specify how you want to vote your shares, the proxies will vote your shares:

●	FOR all six of the nominees for director in Proposal No. 1— Election of Directors;

●	FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm;

●	FOR Proposal No. 3—Approval of an Amendment to Diffusion’s Charter to Effect the Reverse Stock Split; and

●	FOR Proposal No. 4—Advisory Vote on Executive Compensation.

How Does the Board Recommend that I Vote?

The Board recommends that you vote:

●	FOR all six of the nominees for director in Proposal No. 1—Election of Directors;

●	FOR Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm;

●	FOR Proposal No. 3—Approval of an Amendment to Diffusion’s Charter to Effect the Reverse Stock Split; and

●	FOR Proposal No. 4—Advisory Vote on Executive Compensation.

How Can I Revoke or Change My Vote?

If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

●

Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet or telephone voting instructions or completing, signing, dating and returning a proxy card to us;

●	Sending written notice of revocation to our Corporate Secretary; or

●	Attending the Annual Meeting and voting virtually.

If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions your broker, bank or other nominee provides.

Who is Paying for This Proxy Solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the reasonable cost of forwarding proxy materials to beneficial owners.

How Many Shares Must Be Present to Hold the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority (                shares) of the outstanding shares of our common stock as of the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of our common stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum. Shares represented by proxies marked “Abstain” and “broker non-votes” are counted in determining whether a quorum is present. A “broker non-vote” is a proxy returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received by the broker from the customer, and the broker does not have discretionary authority to vote on behalf of such customer on such matter. If there is not a quorum, a majority of the shares of our common stock present at the Annual Meeting may adjourn the Annual Meeting to a later date.

What Vote is Required for Each Proposal?

Assuming a quorum is represented at the Annual Meeting, either virtually or by proxy, the following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares by brokers (referred to as broker non-votes).

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Vote
1	Election of Directors	Plurality of the votes cast	No effect	Not voted/No effect
2	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of shares present virtually or represented by proxy and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion, but any non-votes have no effect
3	Approval of an Amendment to Diffusion’s Charter to Effect the Reverse Stock Split	Majority of shares outstanding and entitled to vote	Counted “against”	Counted “against”
4	Advisory Vote on Executive Compensation	Majority of shares present virtually or represented by proxy and entitled to vote	Counted “against”	Not voted/No effect

Who Will Count the Votes?

We currently expect that                 will tabulate the votes and our Corporate Secretary will be our inspector of elections for the Annual Meeting.

Whom Do I Contact if I Have Questions Regarding the Annual Meeting?

If you have questions about the Annual Meeting or would like additional copies of this Proxy Statement, you should contact our Chief Financial Officer, William Hornung, at 1317 Carlton Avenue, Suite 200, Charlottesville, Virginia 22902.

Are There Any Matters to be Voted on at the Annual Meeting that are not Included in this Proxy Statement?

We currently are not aware of any business to be acted upon at the Annual Meeting other than that described in this proxy statement. If, however, other matters properly are brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy includes discretionary authority on the part of the individuals appointed to vote your shares or act on those matters according to their best judgment, including to adjourn the Annual Meeting if a quorum is not present.

How Will Business Be Conducted at the Annual Meeting?

The presiding officer at the Annual Meeting will determine how business at the meeting will be conducted. Only nominations and other proposals brought before the Annual Meeting in accordance with the advance notice and information requirements of our Amended and Restated Bylaws will be considered, and no such nominations or other proposals were received. In order for a stockholder proposal to have been included in our proxy statement for the Annual Meeting, our Corporate Secretary must have received such proposal a reasonable period of time before we began to print and send our proxy materials. Under our Amended and Restated Bylaws, complete and timely written notice of a proposed nominee for election to the Board at the Annual Meeting or a proposal for any other business to be brought before the Annual Meeting must have been received by our Corporate Secretary not later than February 1, 2020, and must have contained the specific information required by our Amended and Restated Bylaws, in order to be included in this proxy statement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbor created by those sections. We have identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “potential,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” and “continue”, the negative of these words, other words and terms of similar meaning and the use of future dates. Forward-looking statements involve risks and uncertainties. These uncertainties include factors that affect all businesses as well as matters specific to us. Forward-looking statements by their nature address matters that are, to differing degrees, uncertain. Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by our forward-looking statements. For us, particular uncertainties and risks include, among others, our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates, our intellectual property position, the degree of clinical utility of our products, particularly in specific patient populations, our ability to develop commercial functions, expectations regarding clinical trial data, our results of operations, cash needs, financial condition, liquidity, prospects, growth and strategies, the industry in which we operate and the trends that may affect the industry or us and other risks and uncertainties described in our filings with the Securities and Exchange Commission (the “SEC”), including our most recent annual report on Form 10-K. All forward-looking statements in this proxy statement speak only as of the date of this proxy statement and are based on our current beliefs and expectations. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of our outstanding common stock as of the Record Date for (i) each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock, if any, (ii) each of our current directors; (iii) each of our current named executive officers (as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act); and (iv) all of our current directors and executive officers as a group. As of the Record Date, no beneficial owner owned 5% or more of the shares of common stock then outstanding.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of common stock issuable under stock options or warrants that are exercisable or convertible within 60 days of the Record Date are deemed outstanding for the purpose of computing the beneficial ownership percentage of the holder thereof, but are not deemed outstanding for the purpose of computing the beneficial ownership percentage of any other person. Ownership is based upon information provided by each respective director and officer, Forms 3 and 4, Schedules 13D and 13G and other public documents filed with the SEC for some of the stockholders, which information may not be accurate as of the Record Date.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Diffusion Pharmaceuticals Inc. 1317 Carlton Avenue, Suite 200, Charlottesville, Virginia 22902.

Name and Address of Beneficial Owner	Number (1)	Percentage of total Voting Power (2)
Current Directors
David G. Kalergis (3)	71,388	*
Robert Adams (4)	36,772	*
Robert J. Cobuzzi, Ph.D. (5)	32,944	*
John L. Gainer, Ph.D. (6)	56,159	*
Mark T. Giles (7)	86,398	*
Alan Levin (8)	33,611	*
Executive Officers
William K. Hornung(9)	19,857	*
Thomas Byrne (10)	25,670	*
All current directors and executive officers as a group (eight persons) (11)	362,799	*

*	Indicates less than 1%.

(1)

Represents shares of common stock held as of the Record Date plus shares of common stock that may be acquired upon exercise of options, warrants and other rights exercisable within sixty (60) days of the Record Date.

(2)

Based on shares of common stock that were issued and outstanding as of the Record Date. The percentage ownership and voting power for each person (or all directors and executive officers as a group) is calculated by assuming (i) the exercise or conversion of all options, warrants and convertible securities exercisable or convertible within sixty (60) days of the Record Date held by such person and (ii) the non-exercise and non-conversion of all outstanding warrants, options and convertible securities held by all other persons (including our other directors and executive officers).

(3)

Consists of (a) 4,578 shares held directly by Mr. Kalergis directly, (b) 493 shares held by Mr. Kalergis’ wife, (c) 2,551 shares held jointly with Mr. Kalergis’ wife and (d) 63,766 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(4)

Consists of (a) 1,706 shares held directly by Mr. Adams directly, (b) 631 shares held jointly with Mr. Adams’ wife, (c) 1,260 shares held for the benefit of Mr. Adams in his 401(k) retirement account and (d) 33,175 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(5)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(6)

Consists of (a) 4,389 shares held by the John L. Gainer Declaration of Trust dated February 19, 2008 and (b) 51,770 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Dr. Gainer is a trustee of the revocable trust, and, as such, may be deemed to share beneficial ownership of such shares. Dr. Gainer expressly disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

(7)

Consists of (a) 294 shares held for the benefit of Mr. Giles in his individual retirement account, (b) 53,513 shares held by MTG Investment Holdings, LLC and (c) 32,591 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Mr. Giles is the sole member of MTG Investment Holdings, LLC and may be deemed to be the beneficial owner of such securities. Mr. Giles disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein.

(8)	Consists of (a) 1,654 shares held by Mr. Levin directly and (b) 31,957 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(9)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(10)	Consists of (a) 9,280 shares held by Mr. Byrne directly and (b) 16,390 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.
(11)	Includes 282,450 shares of common stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and greater than 10 percent beneficial owners also are required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports and amendments to such reports furnished to us with respect to the year ended December 31, 2019, and based on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act, for our directors, executive officers and beneficial owners of greater than 10 percent of our common stock were filed on a timely basis during the year ended December 31, 2019, except for Forms 4 with respect to Robert Adams, Alan Levin, and Mark Giles, filed on July 19, 2019, and a Form 4 for Thomas Byrne, filed on January 30, 2019, each of which were not timely filed.

CORPORATE GOVERNANCE

Introduction

Our common stock is currently listed for quotation on the Nasdaq Capital Market under the symbol “DFFN.” As required by the Listing Rules of the Nasdaq Capital Market, the Board has adopted certain governance standards, including its standard of independence.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, a copy of which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.diffusionpharma.com. Among the topics addressed in our Corporate Governance Guidelines are:

●	Board size, composition and qualifications;	●	Retirement and resignation policy;
●	Selection of directors;	●	Board compensation;
●	Board leadership;	●	Loans to directors and executive officers;
●	Board committees;	●	Chief Executive Officer evaluation;
●	Board and committee meetings;	●	Board and committee evaluations;
●	Executive sessions of outside directors;	●	Director continuing education;
●	Meeting attendance by directors and non-directors;	●	Succession planning;
●	Appropriate information and access;	●	Related person transactions;
●	Ability to retain advisors;	●	Communication with directors
●	Conflicts of interest and director independence;	●	Director attendance at annual meetings of stockholders; and
●	Board interaction with corporate constituencies;	●	Change of principal occupation and board memberships.
●	Stock ownership by directors and executive officers;
●	Retirement and term limits;

Director Independence

The Board has determined that four of our six current directors — Robert Adams, Robert J. Cobuzzi, Ph.D., Mark T. Giles and Alan Levin — are “independent directors” under the Listing Rules of the Nasdaq Capital Market. The Listing Rules of the Nasdaq Capital Market provide a non-exclusive list of persons who are not considered independent. For example, under these rules, a director who is, or during the past three (3) years was, employed by Diffusion or by any parent or subsidiary of Diffusion, other than prior employment as an interim chairman or Chief Executive Officer, would not be considered independent. No director qualifies as independent unless the Board affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. In making an affirmative determination that a director is an “independent director,” the Board reviewed and discussed information provided by these individuals and by us with regard to each of their business and personal activities as they may relate to us and our management. Mr. Kalergis is not considered independent due to his executive officer position with the Company. Dr. Gainer is not considered independent due to serving in an executive officer position with the Company during the past three (3) years.

Board Leadership Structure

The Board believes that our stockholders are best served if the Board retains the flexibility to adapt its leadership structure to applicable facts and circumstances, which necessarily change over time. Accordingly, under our Corporate Governance Guidelines, the office of Chairman of the Board and Chief Executive Officer may or may not be held by one person. The Board believes it is best not to have a fixed policy on this issue and that it should be free to make this determination based on what it believes is best under the circumstances.

Currently, David G. Kalergis serves as both the Chairman of the Board and as our Chief Executive Officer. The Board believes that it is currently in the best interests of the Company’s stockholders to combine these offices as it promotes information flow between management and the Board, effective decision making and an alignment of corporate strategy. However, the Board strongly endorses the concept of an independent director being in a position of leadership for the rest of the outside directors. Under our Corporate Governance Guidelines, if at any time the Chief Executive Officer and Chairman of the Board positions are held by the same person, the Board, upon recommendation of the Nominating and Corporate Governance Committee, will elect an independent director as a lead independent director. Mark T. Giles currently serves as our lead independent director.

Executive Sessions

Generally, at regular meetings of the Board, our independent directors meet in executive session with no company management present during a portion of the meeting. Mr. Giles as our lead independent director presides over these executive sessions and serves as a liaison between the independent directors and our Chief Executive Officer.

Board Meetings and Attendance

The Board held 10 meetings during 2019. Each of the directors on the Board during 2019 attended 75 percent or more of the aggregate meetings of the Board and all committees on which he served for the period during 2019 in which he served as a director. In addition, the Company’s directors are expected to attend annual meetings of stockholders, and all of the Company’s directors who were serving as directors at the time of the 2019 annual meeting attended the 2019 annual meeting of stockholders or participated telephonically.

Board Committees

The Board has three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees has the composition and responsibilities described below. The Board, from time to time, may establish other committees to facilitate the management of the Company and may change the composition and the responsibilities of the existing committees. Each of the three standing committees has a charter which can be found on the Investor Relations—Corporate Governance section of our corporate website at www.diffusionpharma.com. Messrs. Adams, Giles and Levin currently serve as the members of all three of the standing committees. Mr. Adams is the chairman of the Compensation Committee, Mr. Giles is the chairman of the Nominating and Corporate Governance Committee and Mr. Levin is the chairman of the Audit Committee.

Audit Committee

Responsibilities. The primary responsibilities of the Audit Committee include:

●

overseeing our accounting and financial reporting processes, systems of internal control over financial reporting and disclosure controls and procedures on behalf of the Board and reporting the results or findings of its oversight activities to the Board;

●

having sole authority to appoint, retain and oversee the work of our independent registered public accounting firm and establishing the compensation to be paid to the independent registered public accounting firm;

●

establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and/or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

●

reviewing and pre-approving all audit services and permissible non-audit services to be performed for us by our independent registered public accounting firm as provided under the federal securities laws and rules and regulations of the SEC; and

●

overseeing our system to monitor and manage risk, and legal and ethical compliance programs, including the establishment and administration (including the grant of any waiver from) a written code of ethics applicable to each of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

The Audit Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition and Audit Committee Financial Expert. The current members of the Audit Committee are Messrs. Adams, Giles and Levin. Mr. Levin is the chair of the Audit Committee.

Each current member of the Audit Committee qualifies as “independent” for purposes of membership on audit committees under the Listing Rules of the Nasdaq Capital Market and the rules and regulations of the SEC and is “financially literate” under the Listing Rules of the Nasdaq Capital Market. In addition, the Board has determined that Mr. Levin qualifies as an “audit committee financial expert” as defined by the rules and regulations of the SEC and meets the qualifications of “financial sophistication” under the Listing Rules of the Nasdaq Capital Market as a result of his experience in senior financial positions. Stockholders should understand that these designations related to the Audit Committee members’ experience and understanding with respect to certain accounting and auditing matters are disclosure requirements of the SEC and the Nasdaq Capital Market and do not impose upon any of them any duties, obligations or liabilities that are greater than those generally imposed on a member of the Audit Committee or of the Board.

Meetings. The Audit Committee met four times during 2019.

Processes and Procedures for Complaints. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and the submission by our employees, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Our personnel with such concerns are encouraged to discuss their concerns with their supervisor first, who in turn will be responsible for informing our Chief Executive Officer of any concerns raised. If an employee prefers not to discuss a particular matter with his or her own supervisor, the employee may instead discuss such matter with our Chief Executive Officer. If an individual prefers not to discuss a matter with the Chief Executive Officer or if the Chief Executive Officer is unavailable and the matter is urgent, the individual is encouraged to contact the Chair of the Audit Committee, Mr. Levin.

Compensation Committee

Responsibilities. The primary responsibilities of the Compensation Committee include:

●

determining the annual salaries, incentive compensation, long-term incentive compensation, special or supplemental benefits or perquisites and any and all other compensation applicable to our Chief Executive Officer and other executive officers;

●

determining any revisions to corporate goals and objectives with respect to compensation for our Chief Executive Officer and other executive officers and establishing and leading a process for the full Board to evaluate the performance of our Chief Executive Officer and other executive officers in light of those goals and objectives;

●

administering our equity-based compensation plans, including determining specific grants of options and other awards for executive officers and other employees under our equity-based compensation plans;

●

reviewing and discussing with our Chief Executive Officer and reporting periodically to the Board plans for executive officer development and corporate succession plans for the Chief Executive Officer and other key executive officers and employees; and

●	establishing and leading a process for determination of the compensation applicable to the non-employee directors on the Board.

The Compensation Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Compensation Committee are Messrs. Adams, Giles and Levin. Mr. Adams is the chair of the Compensation Committee. Each of the three current members of the Compensation Committee is an “independent director” under the Listing Rules of the Nasdaq Capital Market and a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Meetings. The Compensation Committee met nine times during 2019.

Processes and Procedures for Consideration and Determination of Executive Compensation. As mentioned above, the Compensation Committee has authority to determine all compensation applicable to our executive officers. In setting executive compensation for our executive officers, the Compensation Committee considers, among other things, the following primary factors: each executive’s position within the Company and the level of responsibility; the ability of the executive to affect key business initiatives; the executive’s individual experience and qualifications; compensation paid to executives of comparable positions by companies similar to our Company; Company and individual performance; the executive’s current and historical compensation levels; and input from the Compensation Committee’s independent consulting firm, Radford (“Radford”), as necessary or appropriate.

In making decisions regarding the form and amount of compensation to be paid to our executive officers (other than our Chief Executive Officer), the Compensation Committee considers and gives weight to the recommendations of our Chief Executive Officer recognizing that due to his reporting and otherwise close relationship with each executive, the Chief Executive Officer often is in a better position than the Compensation Committee to evaluate the performance of each executive (other than himself). In making decisions regarding the form and amount of compensation to be paid to our Chief Executive Officer, the Compensation Committee considers the recommendation of the Chief Executive Officer with respect to his own compensation and the Compensation Committee’s own assessment of the Chief Executive Officer’s annual performance and input from other Board members. The Compensation Committee meets in executive session regularly and makes all executive compensation decisions without the presence of the Chief Executive Officer or any executive or employee of our company.

The Compensation Committee has from time to time retained the services of Radford to provide advice with respect to executive compensation. In making decisions regarding the form and amount of compensation to be paid to our executives, the Compensation Committee may consider information gathered by, and the recommendations of, Radford, when necessary and appropriate.

Processes and Procedures for Consideration and Determination of Director Compensation. The Board has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for determining compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board, which then makes the final decision.

In making decisions regarding compensation to be paid to our non-employee directors, the Board considers factors such as its own views as to the form and amount of compensation to be paid, the current and anticipated time demands placed on non-employee directors and other factors that may be relevant, including the recommendations of Radford, when necessary and appropriate.

Nominating and Corporate Governance Committee

Responsibilities. The primary responsibilities of the Nominating and Corporate Governance Committee are:

●	identifying individuals qualified to become Board members;

●	recommending director nominees for each annual meeting of our stockholders and director nominees to fill any vacancies that may occur between meetings of stockholders;

●

being aware of best practices in corporate governance and developing and recommending to the Board a set of corporate governance standards to govern the Board, its committees, our company and our employees in the conduct of our business and affairs; and

●	developing and overseeing a Board and Board committee evaluation process.

The Nominating and Corporate Governance Committee has the authority to engage the services of outside experts and advisors as it deems necessary or appropriate to carry out its duties and responsibilities.

Composition. The current members of the Nominating and Corporate Governance Committee are Messrs. Adams, Giles and Levin. Mr. Giles is the chair of the Nominating and Corporate Governance Committee. Each of the three current members of the Nominating and Corporate Governance Committee is an “independent director” within the meaning of the Listing Rules of the Nasdaq Capital Market.

Meetings. The Nominating and Corporate Governance Committee met four times during 2019.

Director Nominations Process

In selecting nominees for the Board, the Nominating and Corporate Governance Committee first determines whether the incumbent directors are qualified to serve, and wish to continue to serve, on the Board. The Nominating and Corporate Governance Committee believes that our Company and stockholders benefit from the continued service of qualified incumbent directors because those directors have familiarity with and insight into our Company’s affairs that they have accumulated during their tenure with Diffusion. Appropriate continuity of Board membership also contributes to the Board’s ability to work as a collective body. Accordingly, it is the practice of the Nominating and Corporate Governance Committee, in general, to re-nominate an incumbent director at the upcoming annual meeting of stockholders if the director wishes to continue his or her service with the Board, the director continues to satisfy the Nominating and Corporate Governance Committee’s criteria for membership on the Board, the Nominating and Corporate Governance Committee believes the director continues to make important contributions to the Board and there are no special, countervailing considerations against re-nomination of the director.

In identifying and evaluating new candidates for election to the Board, the Nominating and Corporate Governance Committee intends to first solicit recommendations for nominees from persons whom the Nominating and Corporate Governance Committee believes are likely to be familiar qualified candidates having the qualifications, skills and characteristics required for Board nominees from time to time. Such persons may include members of the Board and senior management of Diffusion. In addition, the Nominating and Corporate Governance Committee may engage a search firm to assist it in identifying qualified candidates. The Nominating and Corporate Governance Committee then intends to review and evaluate each candidate whom it believes merits serious consideration, taking into account available information concerning the candidate, any qualifications or criteria for Board membership established by the Nominating and Corporate Governance Committee, the existing composition of the Board and other factors that it deems relevant. In conducting its review and evaluation, the Nominating and Corporate Governance Committee may solicit the views of our management, other Board members and any other individuals it believes may have insight into a candidate. The Nominating and Corporate Governance Committee may designate one or more of its members and/or other Board members to interview any proposed candidate.

The Nominating and Corporate Governance Committee will consider recommendations for the nomination of directors submitted by our stockholders. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as those recommended as stated above.

There are no formal requirements or minimum qualifications that a candidate must meet in order for the Nominating and Corporate Governance Committee to recommend the candidate to the Board. The Nominating and Corporate Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of the Company and the Board. However, in evaluating candidates, there are a number of criteria that the Nominating and Corporate Governance Committee generally views as relevant and is likely to consider. Some of these factors include:

●	whether the candidate is an “independent director” under applicable independence tests under the federal securities laws and rules and regulations of the SEC;

●	whether the candidate is “financially sophisticated” and otherwise meets the requirements for serving as a member of an audit committee;

●	whether the candidate is an “audit committee financial expert” under the rules and regulations of the SEC for purposes of serving as a member of the Audit Committee;

●	the needs of the Company with respect to the particular talents and experience of our directors;

●	the personal and professional integrity and reputation of the candidate;

●	the candidate’s level of education and business experience;

●	the candidate’s business acumen;

●	the candidate’s level of understanding of our business and industry and other industries relevant to our business;

●	the candidate’s ability and willingness to devote adequate time to the work of the Board and its committees;

●

the fit of the candidate’s skills and personality with those of other directors and potential directors in building a board of directors that is effective, collegial and responsive to the needs of our company;

●	whether the candidate possesses strategic thinking and a willingness to share ideas;

●	the candidate’s diversity of experiences, expertise and background; and

●	the candidate’s ability to represent the interests of all stockholders and not a particular interest group.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will consider the factors above, including the candidate’s diversity of experiences, expertise and background. The Nominating and Corporate Governance Committee seeks nominees with a broad diversity of experience, expertise and backgrounds. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Board Oversight of Risk

The Board as a whole has responsibility for risk oversight, with more in-depth reviews of certain areas of risk being conducted by the relevant Board committees that report on their deliberations to the full Board. The oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide information to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. The areas of risk that we focus on include regulatory, operational, financial (accounting, credit, liquidity and tax), legal, compensation, competitive, health, safety and environment, economic, political and reputational risks.

The committees of the Board oversee risks associated with their respective principal areas of focus. The Audit Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, on our processes for the management of business and financial risk, our financial reporting obligations and for compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee, along with management, is also responsible for developing and participating in a process for review of important financial and operating topics that present potential significant risk to our company. The Compensation Committee is responsible for overseeing risks and exposures associated with our compensation programs and arrangements, including our executive and director compensation programs and arrangements, and management of succession planning. The Nominating and Corporate Governance Committee oversees risks relating to our corporate governance matters and policies and director succession planning.

We recognize that a fundamental part of risk management is understanding not only the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. The involvement of the full Board in setting our business strategy is a key part of the Board’s assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for our company.

We believe our current Board leadership structure is appropriate and helps ensure proper risk oversight for our company for a number of reasons, including: (1) general risk oversight by the full Board in connection with its role in reviewing our key long-term and short-term business strategies and monitoring on an on-going basis the implementation of our key business strategies; (2) more detailed oversight by our Board committees that are currently comprised of and chaired by our independent directors and (3) the focus of our Chairman of the Board on allocating appropriate Board agenda time for discussion regarding the implementation of our key business strategies and specifically risk management.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our directors, executive officers and other employees, and meets the requirements of the SEC. A copy of our Code of Business Conduct and Ethics is available on the Investor Relations—Corporate Governance—Code of Business Conduct and Ethics section of our corporate website at www.diffusionpharma.com.

Audit Committee Report

This report is furnished by the Audit Committee of the Board with respect to our financial statements for the year ended December 31, 2019.

One of the purposes of the Audit Committee is to oversee our accounting and financial reporting processes and the audit of our annual financial statements. Our management is responsible for the preparation and presentation of complete and accurate financial statements. Our independent registered public accounting firm is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit.

In performing its oversight role, the Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2019 with our management. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with KPMG, our independent registered public accounting firm for the year ended December 31, 2019, the matters required to be discussed under Public Company Accounting Oversight Board standards. The Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with audit committees concerning independence. The Audit Committee has discussed with KPMG its independence and concluded that the independent registered public accounting firm is independent from our company and our management.

Based on the review and discussions of the Audit Committee described above, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2019 be included in our annual report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Audit Committee
Alan Levin, Chair
Robert Adams
Mark T. Giles

Policy Regarding Director Attendance at Annual Meetings of Stockholders

It is the policy of the Board that directors standing for re-election should attend our annual meeting of stockholders, if their schedules permit.

Process Regarding Stockholder Communications with Board

Stockholders may communicate with the Board or any one particular director by sending correspondence, addressed to our Corporate Secretary, Diffusion Pharmaceuticals Inc., 1317 Carlton Avenue, Suite 200, Charlottesville, Virginia 22902, with an instruction to forward the communication to the Board or one or more particular directors. Our Corporate Secretary will forward promptly all such stockholder communications to the Board or the one or more particular directors, with the exception of any advertisements, solicitations for periodical or other subscriptions and other similar communications.

EXECUTIVE OFFICERS

The table below sets forth, as of April 27, 2020, certain information concerning our executive officers. Biographical information for Mr. Kalergis is included below under the heading, “Proposal No. 1—Election of Directors—Additional Information About Current Directors and Board Nominees”.

Name	Age	Position with Diffusion
David G. Kalergis	71	Chairman and Chief Executive Officer
William Hornung	51	Chief Financial Officer
Thomas Byrne	63	General Counsel

William K. Hornung – Mr. Hornung serves as our Chief Financial Officer, a position he has held since September 2018. Prior to this, Mr. Hornung served as the Chief Business Officer at Diffusion from July 2017 through September 2018. Previously, Mr. Hornung served as Chief Financial Officer of Contravir Pharmaceuticals from June 2014 to November 2015 and helped the company up-list to Nasdaq and raise nearly $30 million. Prior to Contravir, from 2002 through 2014 Mr. Hornung held positions of increasing responsibility with PTC Therapeutics, most recently serving as Vice President of Finance from April 2012 to March 2014. While at PTC Therapeutics he oversaw the IPO process and raised more than $1 billion. From 1998 through 2002 Mr. Hornung was with Elan Pharmaceuticals (formerly The Liposome Company) in various financial roles. At Liposome and Elan he was responsible for strategic planning and operations of the company's UK-based European headquarters. Earlier in his career Mr. Hornung worked for a clinical research organization where he was responsible for project management and nearly all financial aspects of the company. Mr. Hornung holds a Bachelor of Science in Accounting from the William Paterson State University of New Jersey.

Thomas Byrne – Mr. Byrne was appointed as our General Counsel in January 2016. Mr. Byrne served as a director of Diffusion LLC from 2001 to January 2016, as a director of the Company from January 2016 until April 2016 and served as Diffusion LLC’s Secretary and Director of Patent Strategy from 2007 until January 2016. Prior to joining Diffusion LLC, Mr. Byrne served in in-house counsel positions at both Genentech Inc. and Amgen Inc., where he co-invented the erythropoiesis stimulating agent darbepoietin alpha (Aranesp®). From 1992 to 2000, he was a partner in the intellectual property law firm of Nixon and Vanderhye P.C. Mr. Byrne also currently acts as a consultant for start-up biotechnology companies on intellectual property, contract and business issues. He received a B.S. in chemical engineering and nuclear engineering, as well as a J.D., from the University of Virginia, and an M.S. in biochemical engineering from Yale University.

No family relationships exist among any of our directors or executive officers.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Number of Directors

Our Amended and Restated Bylaws provide that the Board will consist of at least one member, or such other number as may be determined by the Board or our stockholders. The Board has fixed the number of directors at six.

Nominees for Director

The Board has nominated the following six individuals to serve as our directors until the next annual meeting of our stockholders or until their successors are elected and qualified. All of the nominees named below are current members of the Board.

●	David G. Kalergis
●	Robert Adams
●	Robert J. Cobuzzi, Ph.D.
●	John L. Gainer, Ph.D.
●	Mark T. Giles
●	Alan Levin

Proxies only can be voted for the number of persons named as nominees in this proxy statement, which is six.

If prior to the Annual Meeting, the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the discretion of the Board, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Current Directors and Board Nominees

The table below sets forth, as of the Record Date, certain information that has been furnished to us by each current director and each individual who has been nominated by the Board to serve as a director of our company.

Name	Age	Director Since
David G. Kalergis	71	2016
Robert Adams(1)	69	2016
Robert J. Cobuzzi, Ph.D.	55	2020
John L. Gainer, Ph.D.	81	2016
Mark T. Giles(1)	65	2016
Alan Levin(1)	57	2016

(1)          Current member of each of the Audit, Compensation and Nominating and Corporate Governance Committees.

Additional Information About Current Directors and Board Nominees

The paragraphs below provide information about each current director and nominee for director, including all positions he holds, his principal occupation and business experience for the past five years, and the names of other publicly held companies of which he currently serves as a director or served as a director during the past five years. We believe that all of our director nominees display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of the Board and its committees; a fit of skills and personality with those of our other directors that helps build a board of directors that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each director and nominee for director also sets forth specific experience, qualifications, attributes and skills that led the Board to the conclusion that he or she should serve as a director in light of our business and structure.

David G. Kalergis — Mr. Kalergis has served as our Chairman of the Board and Chief Executive Officer since January 2016. Mr. Kalergis, along with Dr. Gainer, is the Company’s co-founder and has served as a director of Diffusion Pharmaceuticals LLC (“Diffusion LLC”) since its inception in 2001 and as its Chief Executive Officer since 2004. Prior to joining Diffusion LLC, Mr. Kalergis held positions with the University of Virginia, as the general counsel and director of business development for Pharmaceutical Research Associates, Inc., a pharmaceutical contract research organization, as an intelligence analyst for the U.S. Government and with the law firm Dewey, Ballantine, Bushby, Palmer & Wood, practicing in the areas of corporate finance, public offerings and mergers and acquisitions. In addition, from July 1998 until May 2012, Mr. Kalergis served on the board of directors and audit committee of Virginia National Bank. Mr. Kalergis received a B.A. in psychology, as well as an M.B.A. and J.D., from the University of Virginia, and is a graduate of the Harvard Business School’s Leadership and Strategy in the Pharmaceutical and Biotechnology Industry program.

The Board believes Mr. Kalergis’ perspective and experience as the Chief Executive Officer and a director of Diffusion, as well as his depth of operating and senior management experience in our industry and educational background, provide him with the qualifications to serve as a director.

Robert Adams — Mr. Adams has served as a director since January 2016 and as a director of Diffusion LLC since 2002. Prior to his retirement in 2015, Mr. Adams was a partner in the intellectual property law firm of Nixon & Vanderhye P.C, where he had practiced for over 25 years, focusing on patent litigation and international patent licensing and negotiations. During that time period, Mr. Adams was lead litigation counsel in more than 50 major intellectual property lawsuits, where he directly handled, for example, all intellectual property valuations and settlements on behalf of his U.S. and foreign clients. Moreover, Mr. Adams served as the head negotiator for a well-known Japanese consumer products company for 15 years in various complicated licensing situations. Those negotiations typically involved the cross-licensing of up to hundreds of U.S. and foreign patent rights. His lead licensing activities on behalf of that client included, among other things, multi-year negotiations with Texas Instruments, Advanced Micro Devices and Freescale. Mr. Adams received a B.A. from the University of Maryland and a J.D. from George Washington University (with honors), and is a member of the Virginia State Bar.

The Board believes Mr. Adams’ perspective and experience as a director of Diffusion, as well as the depth and breadth of his intellectual property experience, provide him with the qualifications to serve as a director.

Robert J. Cobuzzi, Ph.D. – Dr. Cobuzzi has served as a director since January 2020. Dr. Cobuzzi currently serves as Advisor of the Mitochondrial Disease Research Program at the Children’s Hospital of Philadelphia, an internationally recognized hospital and research center devoted to children. From 2005 to 2018, Dr. Cobuzzi served in various roles at Endo International PLC, a specialty branded and generic pharmaceuticals manufacturer, most recently serving as President of Endo Ventures Ltd. Dr. Cobuzzi currently serves as Chairman of the Business Development Board of Sunstone Life Science Ventures, an early-stage, European focused investor in human therapeutics. Dr. Cobuzzi received his Bachelor of Arts in Biochemistry and Art History from Colby College and his Ph.D. in Molecular and Cellular Biochemistry from Loyola University Chicago. He served as a Post-doctoral Fellow in Experimental Therapeutics at Roswell Park Cancer Institute.

The Board believes Dr. Cobuzzi’s experience and insight with drug development and business development and funding, both in the U.S. and abroad, provide him with the qualifications to serve as a director.

John L. Gainer, Ph.D. — Dr. Gainer has served as a director since January 2016 and served as our Chief Scientific Officer from January 2016 through March 2020. Dr. Gainer, along with Mr. Kalergis, is the Company’s co-founder and has served as one of Diffusions LLC’s directors and as its Chief Scientific Officer since its inception in 2001. From 1966 until his retirement in 2005, Dr. Gainer was a professor of chemical engineering at the University of Virginia. During his career, Dr. Gainer authored more than 100 scientific journal articles, including more than 30 published in medical journals, and spent two sabbaticals investigating drug actions and related research at Karolinska Institute in Stockholm and the laboratory of a major pharmaceutical company. He has been a member of the International Society for Oxygen Transport in Tissues since its inception in 1973. Dr. Gainer received a BSChE from West Virginia University, a MS in chemical engineering from the Massachusetts Institute of Technology, and a Ph.D. in chemical engineering from the University of Delaware.

The Board believes Dr. Gainer’s perspective and experience as a director and officer of Diffusion, as well as the depth and breadth of his scientific knowledge, provide him with the qualifications to serve as a director.

Mark T. Giles — Mr. Giles has served as a director since January 2016 and as a director of Diffusion LLC since 2008. Since July 2007, Mr. Giles has been the sole managing member of Panda Holdings, LLC, which engages in the investment and management of private capital. Prior to joining Panda Holdings, Mr. Giles served as the Chief Executive Officer of Virginia National Bank from July 1998 until June 2007 and thereafter continued to serve as the non-executive Chairman until December 2011. Prior to joining Virginia National Bank, Mr. Giles also served as the president of two publicly traded bank holding companies and subsidiary banks in Texas and practiced law with the banking group of a Houston law firm. He chairs the board of Expedition Trust Company and is a director of Door to Door Organics, Inc. Mr. Giles received a B.S. from the McIntire School of Commerce at the University of Virginia and a J.D. from the University of Virginia School of Law.

The Board believes Mr. Giles’ perspective and experience as a director of Diffusion, as well as the depth and breadth of his business and legal experience, provide him with the qualifications to serve as a director.

Alan Levin — Mr. Levin has served as a director since January 2016 and as a director of Diffusion LLC since June 2015. He previously served as Executive Vice President and Chief Financial Officer of Endo Health Solutions Inc. (“Endo”), a global specialty healthcare company, from June 2009 until his retirement in September 2013. Prior to joining Endo, Mr. Levin worked with Texas Pacific Group, a leading private equity firm, and one of their start-up investments. Before that, he was Senior Vice President & Chief Financial Officer of Pfizer, Inc. where he worked for 20 years in a variety of executive positions of increasing responsibility, including Treasurer and Senior Vice President of Finance & Strategic Management for the company’s research and development organization. Mr. Levin received a bachelor’s degree from Princeton University and a master’s degree from New York University’s Stern School of Business. Mr. Levin is a certified public accountant. Mr. Levin currently serves as a member of the board of directors of Biocryst Pharmaceuticals, Inc., a Nasdaq-traded biopharmaceuticals company. He is also a member of the Advisory Board of Auven Therapeutics, a private equity fund; and the Critical Path Institute, a nonprofit collaboration between the Food and Drug Administration and pharmaceutical industry participants focused on streamlining and accelerating the development and regulatory pathways for innovative medicines. From December 2013 to July 2019, he was a member of the board of directors of Aceto Corporation, a Nasdaq-traded company specialized in generics and pharmaceutical intermediate products.

The Board believes that the combination of Mr. Levin’s perspective and experience as a director of Diffusion; his experience in financial reporting, treasury and corporate finance (including his prior positions as chief financial officer of Endo and Pfizer, Inc.); and his executive-level experience in the pharmaceutical industry all provide him with the qualifications and skills to serve as a director.

Board Recommendation

The Board recommends a vote FOR the election of all six of the nominees for director named in this proxy statement.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected KPMG LLP (“KPMG”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions. They also will have an opportunity to make a statement if they wish to do so.

Independent Auditor’s Fees

The table below presents fees billed to us for professional services rendered by KPMG, our current independent registered public accounting firm, for the years ended December 31, 2019 and December 31, 2018.

	Aggregate Amount Billed
	2019	2018
Audit Fees	$501,265	$516,149
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures pursuant to which all audit, audit-related and tax services and all permissible non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. All services rendered by KPMG during 2019 and 2018 were permissible under applicable laws and regulations and were approved in advance by the Audit Committee in accordance with the rules adopted by the SEC in order to implement requirements of the Sarbanes-Oxley Act of 2002 other than de minimis non-audit services allowed under applicable law.

Board Recommendation

The Board unanimously recommends a vote FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

PROPOSAL NO. 3

APPROVAL OF AN AMENDMENT TO
DIFFUSION PHARMACEUTICALS INC.’S CHARTER TO EFFECT THE RESERVE STOCK SPLIT

General

The Board has unanimously approved, and recommended that our stockholders approve, an amendment to our Charter (the “Certificate of Amendment”), to effect the Reverse Stock Split at a ratio of not less than one-to-two and not greater than one-to-twenty, with the final decision of whether to proceed with the Reverse Stock Split, the effective time of the Reverse Stock Split, and the exact ratio of the Reverse Stock Split to be determined by the Board, in its discretion. If the stockholders approve the Reverse Stock Split, and the Board decides to implement it, the Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time on a date to be determined by the Board that will be specified in the Certificate of Amendment. If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

The Reverse Stock Split will be realized simultaneously for all outstanding common stock. The Reverse Stock Split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for immaterial adjustments that may result from the treatment of fractional shares as described below. The Reverse Stock Split will not change the par value of our common stock and will not reduce the number of authorized shares of common stock.

Reasons for the Reverse Stock Split

Our Board believes that a Reverse Stock Split is desirable for a number of reasons. First, the Board believes that a Reverse Stock Split could improve the marketability and liquidity of our common stock. Second, the Board believes that a Reverse Stock Split may facilitate the continued listing of our common stock on the Nasdaq Capital Market. Third, the Board believes that a Reverse Stock Split would assist in providing us with flexibility and as many alternatives as possible to obtain financings that we are seeking to accomplish.

Marketability

Our Board believes that the increased market price of our common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our stock and could encourage interest and trading in our stock. Theoretically, the number of shares outstanding and the per share price should not, by themselves, affect the marketability of our common stock, the type of investor who acquires them or our reputation in the financial community. However, in practice, we believe this is not necessarily the case, as we believe that many investors view low-priced stocks as speculative and generally avoid the purchase of such securities. Our Board believes that there is a reluctance of many brokerage firms to recommend low-priced stocks to their retail clients (whether due to internal restrictions and/or limitations or otherwise). Further, we believe that certain brokerage house policies and practices tend to discourage individual brokers who administer brokerage accounts within those firms from encouraging their clients to transact trades in low-priced stocks. In addition, institutional investors, pursuant to internal policies, often are restricted and/or limited from investing in companies whose stocks trade at low prices.  Stockbrokers are also subject to certain restrictions on their ability to recommend lower priced stocks to their retail clients trading because of what we believe to be a general presumption in the industry that such securities are highly speculative. In addition, the structure of trading commissions tends to have an adverse impact upon purchasers of low-priced stocks because the brokerage commission on a sale of such securities generally represents a higher percentage of the purchase/sales price than the commission on a relatively higher-priced issue. We believe that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which we in turn believe would enhance the liquidity of the holders of our common stock, although there is no assurance that will be the case.

The Reverse Stock Split is intended, in part, to result in a price level for our common stock that will increase investor interest and possibly eliminate, or at the least reduce, the resistance of brokerage firms. On April       , 2020, the closing price for our common stock on the Nasdaq Capital Market was $      per share. No assurances can be given that the market price for our common stock will increase in the same proportion as the Reverse Stock Split or, if increased, that such price will be maintained. In addition, no assurances can be given that the Reverse Stock Split will increase the price of our common stock to a sufficiently high enough level that is attractive to brokerage houses and retail and institutional investors.

Further, our Board believes that a higher stock price could help us establish business development relationships with other companies. Theoretically, decreasing the number of shares of common stock outstanding should not, by itself, affect our reputation in our business community. In practice, however, we believe that potential business development partners may be less confident in the prospects of a company with a low stock price, and are less likely to enter into business relationships with a company with a low stock price. If the Reverse Stock Split successfully increases the per share price of our common stock, we believe this may increase our ability to attract business development partners.

Stock Exchange Requirements

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “DFFN”. On December 11, 2019, we received a notice from Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”) that we were not in compliance with Nasdaq’s Listing 5550(a)(2) (the “Rule”), as the bid price for our common stock had closed below $1.00 per share for the previous 30 consecutive business days. The Notice has had no effect on the listing or trading of our common stock at this time. According to the Notice, we have 180 calendar days from the date of the Notice, or until June 8, 2020, to regain compliance with the minimum bid price requirement. On April 16, 2020, Nasdaq approved relief for certain filers with respect to the Rule. As a result, the Company has until August 24, 2020, to regain compliance with the minimum bid price requirement, an extension of 77 days from the previously announced deadline. To regain compliance, the bid price for our common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. Our failure to regain compliance during this period could result in delisting.

        In the event that the Company does not regain compliance with the Rule prior to the expiration of the grace period, we expect to receive written notification that our common stock is subject to delisting, in which case we may appeal the decision to a Nasdaq Hearings Panel (the “Panel”). In the event of an appeal, our common stock would remain listed on the Nasdaq Capital Market pending a decision by the Panel following the hearing.

        The Reverse Stock Split could enhance our ability to regain compliance with the Rule if reducing the number of outstanding shares of our common stock, and thereby increasing the per share market price of our common stock, increases demand for our common stock and correspondingly increases the bid price for our common stock. However, we cannot provide any assurance that (i) any increase our stock price would remain following the Reverse Stock Split; (ii) we would again meet or exceed the $1.00 per share or more bid price requirement; or (iii) we would satisfy the other requirements for continued listing on the Nasdaq Capital Market.

Determination of Ratio

The ratio of the Reverse Stock Split, if approved and implemented, will be a ratio of not less than one-to-two and not more than one-to-twenty, as determined by our Board in its sole discretion. The Board believes that stockholder adoption of a range of Reverse Stock Split ratios (as opposed to adoption of a single Reverse Stock Split ratio or a set of fixed ratios) provides maximum flexibility to achieve the purposes of a Reverse Stock Split and, therefore, is in the best interests of the Company. In determining a ratio following the receipt of stockholder adoption, the Board (or any authorized committee of the Board) may consider, among other things, factors such as:

●	the historical trading price and trading volume of our common stock;

●	the number of shares of our common stock outstanding;

●	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

●	the impact of the Reverse Stock Split on our ability to regain compliance with the listing standards for the Nasdaq Capital Market;

●	the anticipated impact of the Reverse Stock Split on our ability to raise additional financing;

●	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and

●	prevailing general market and economic conditions.

The Board (or any authorized committee of the Board) reserves the right to elect to abandon the Reverse Stock Split, notwithstanding stockholder adoption thereof, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of the Company and its stockholders. The Reverse Stock Split, if authorized pursuant to this resolution and if deemed by the Board to be in the best interests of the Company and its stockholders, will be effected, if at all, at a time that is not later than twelve months from the date of the Annual Meeting.

Reverse Stock Split Amendment to the Charter

If the Reverse Stock Split is approved, the following paragraph shall be added at the end of subsection A of Article IV of the Charter:

“Effective upon the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each [intentionally left blank] shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without the necessity of any further action, be changed, reclassified and combined into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall have rounded up to one additional whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above.”

The Certificate of Amendment attached hereto as Appendix A reflects the changes that will be implemented to our Charter if the Reverse Stock Split is approved.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to authorize the Board to implement the Reverse Stock Split and the Board implements the Reverse Stock Split, we will amend the existing provision of Article IV of our Charter in the manner set forth above.

By approving this amendment, stockholders will approve the combination of any number of shares of common stock between and including two (2) and twenty (20), with the exact number to be determined by the Board, into one (1) share. The Certificate of Amendment to be filed with the Secretary of State of the State of Delaware will include only that number determined by the Board to be in the best interests of the Company and its stockholders. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

As explained above, the Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders having his or her shares rounded up to a whole share in lieu of owning a fractional share, as described in the section titled “Fractional Shares,” below.

The Reverse Stock Split will not change the terms of our common stock. After the Reverse Stock Split, the shares of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our common stock now authorized. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split will not affect the Company’s continuing obligations under the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Following the Reverse Stock Split, bid and ask prices for our common stock will continue to be quoted on the Nasdaq Capital Market under the symbol “DFFN”.

The shares that are authorized but unissued after the Reverse Stock Split will be available for issuance, and, if we issue these shares, the ownership interest of holders of our common stock may be diluted. We may issue such shares to raise capital and/or as consideration in acquiring other businesses or establishing strategic relationships with other companies. Such acquisitions or strategic relationships may be effected using shares of common stock or other securities convertible into common stock and/or by using capital that may need to be raised by selling such securities. We do not have any agreement, arrangement or understanding at this time with respect to any specific transaction or acquisition for which the newly unissued authorized shares would be issued.

Effect on Authorized but Unissued Shares

The Reverse Stock Split will have the effect of significantly increasing the number of authorized but unissued shares of common stock available for issuance. The number of shares of common stock that we are authorized to issue will not be decreased and will remain at 1,000,000,000. Because the number of outstanding shares will be reduced as a result of the Reverse Stock Split, the number of shares available for future issuance by us will be increased. As of March 31, 2020 we had approximately 965,392,449 authorized and unissued shares, of which approximately 22,422,292 are currently reserved for issuance upon the exercise or conversion of outstanding stock options and warrants. Upon completion of the Reverse Stock Split we expect to have significantly more authorized and unissued shares.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the Reverse Stock Split is approved by the Company’s stockholders, and if at such time the Board still believes that the Reverse Stock Split is in the best interests of the Company and its stockholders, the Board will determine the ratio of the Reverse Stock Split to be implemented. The Reverse Stock Split will become effective as of 12:01 a.m., Eastern Time on the date specified in the Certificate of Amendment as filed with the office of the Secretary of State of the State of Delaware (the “effective time”). The Board will determine the exact timing of the filing of the Certificate of Amendment based on its evaluation as to when the filing would be the most advantageous to the Company and its stockholders. If the Board does not decide to implement the Reverse Stock Split within twelve months from the date of the Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate.

Except as described below under the section titled “Fractional Shares,” at the effective time, each number of issued and outstanding pre-reverse split shares that the Board has determined will be combined into one post-reverse split share and will, automatically and without any further action on the part of our stockholders, be combined into and become one share of common stock, and each certificate which, immediately prior to the effective time represented pre-reverse stock split shares, will be deemed for all corporate purposes to evidence ownership of post-reverse split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record at the effective time of the Reverse Stock Split who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be exchanged, will, in lieu of a fractional share, be entitled, upon surrender to the exchange agent of certificate(s) representing such pre-split shares, to receive an additional share of common stock. In other words, any fractional share will be rounded up to the nearest whole number.

Risks Associated with the Reverse Stock Split

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied, and the market price of our common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. Further, there are a number of risks associated with the Reverse Stock Split, including:

●

The market price per share of our shares of common stock post-Reverse Stock Split may not ever exceed or remain in excess of the minimum price per share necessary such that the minimum bid price of our common stock exceeds $1.00 per share, and the Company may fail to meet the other requirements for continued listing on the Nasdaq Capital Market.

●

Although the Board believes that a higher stock price may help generate the interest of new investors, the Reverse Stock Split may not result in a per-share price that will successfully attract certain types of investors and such resulting share price may not satisfy the investing guidelines of institutional investors or investment funds. Further, other factors, such as our financial results, market conditions and the market perception of our business, may adversely affect the interest of new investors in the shares of our common stock. As a result, the trading liquidity of the shares of our common stock may not improve as a result of the Reverse Stock Split and there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above.

●

The Reverse Stock Split could be viewed negatively by the market, and other factors, such as those described above, may adversely affect the market price of the shares of our common stock. Consequently, the market price per post-Reverse Stock Split shares may not increase in proportion to the reduction of the number of shares of our common stock outstanding before the implementation of the Reverse Stock Split. Accordingly, the total market capitalization of our shares of common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

●

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

Book-Entry Shares

If the Reverse Stock Split is effected, stockholders who hold uncertificated shares (i.e., shares held in book-entry form and not represented by a physical stock certificate), either as direct or beneficial owners, will have their holdings electronically adjusted automatically by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Stockholders who hold uncertificated shares as direct owners will be sent a statement of holding from our transfer agent that indicates the number of post-reverse stock split shares of our common stock owned in book-entry form.

Certificated Shares

As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by us or our exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Principal Effects of Reverse Stock Split on Outstanding Options, Warrants, and Option Plan

As of March 31, 2020, there were outstanding stock options to purchase an aggregate of 1,182,629 shares of our common stock with a weighted average exercise price of $14.91 per share and warrants to purchase an aggregate of 21,239,663 shares of common stock with a weighted average exercise price of $2.71 per share. When the Reverse Stock Split becomes effective, the number of shares of common stock covered by such rights will be reduced to between and including one-twentieth and one-half of the number currently covered (rounded up to the nearest whole number), and the exercise or conversion price per share will be increased by between and including twenty and two times the current exercise or conversion price (rounded down to the nearest $0.01), resulting in the same aggregate price being required to be paid therefor upon exercise or conversion thereof as was required immediately preceding the Reverse Stock Split.

In addition, the number of shares of common stock and number of shares of common stock subject to stock options or similar rights authorized under the Company’s equity incentive plan will automatically be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be subject to such plan. Further, the per share exercise price under such plans will be proportionately adjusted for the Reverse Stock Split, resulting in an increase to the per share exercise price that approximates the ratio of the Reverse Stock Split.

Accounting Matters

The Reverse Stock Split will not affect the common stock capital account on our balance sheet. However, because the par value of our common stock will remain unchanged at the effective time of the Reverse Stock Split, the components that make up the common stock capital account will change by offsetting amounts. Depending on the ratio of the Reverse Stock Split the Board decides to implement, the stated capital component will be reduced proportionately based upon the Reverse Stock Split and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced subject to minor adjustments for fractional shares. Immediately after the Reverse Stock Split, the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of common stock outstanding. All historic share and per share amounts in our financial statements and related footnotes will be adjusted accordingly for the Reverse Stock Split.

Effect on Par Value

The proposed amendment to our Charter will not affect the par value of our common stock, which will remain at $0.001 per share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. Other than the Reverse Stock Split proposal, the Board does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of the Company.

No Dissenters’ Appraisal Rights

Under the Delaware General Corporation Law, our Charter or bylaws, the Company’s stockholders are not entitled to dissenters’ appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following is not intended as tax or legal advice. Each holder should seek advice based on his, her or its particular circumstances from an independent tax advisor.

The following is a summary of certain United States federal income tax consequences of the Reverse Stock Split generally applicable to beneficial holders of shares of our common stock. This summary addresses only such stockholders who hold their pre-split shares as capital assets and will hold the post-split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, trusts, estates, entities treated as partnerships for U.S. federal income tax purposes, tax-exempt organizations, regulated investment companies, REITs, insurance companies, dealers in securities and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations thereunder, judicial decisions and Internal Revenue Service (“IRS”) rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each stockholder should consult their tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the Reverse Stock Split.

Exchange Pursuant to Reverse Stock Split

The Reverse Stock Split is intended to qualify as a tax-free recapitalization under the Code. Assuming the Reverse Stock Split so qualifies, then generally, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company in connection with the Reverse Stock Split, and no gain or loss will be recognized by the stockholders that exchange their pre-split shares for post-split shares. The post-split shares in the hands of a stockholder following the Reverse Stock Split will generally have an aggregate tax basis equal to the aggregate tax basis of the pre-split shares held by that stockholder immediately prior to the Reverse Stock Split, and a stockholder’s holding period for its post-split shares generally will be the same as its holding period for the pre-split shares.

Whole Shares in Lieu of Fractional Shares

A stockholder who receives a whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such whole share over the fair market value of the fractional share to which the stockholder was otherwise entitled. Any such recognition of gain may affect the holding period and adjusted tax basis of the stockholder’s whole share received in lieu of a fractional share. Stockholders should consult with their own tax advisors regarding the U.S. federal income tax consequences to them of the Reverse Stock Split. Backup withholding may apply to a stockholder who receives a whole share of common stock in lieu of a fractional share unless the stockholder provides the exchange agent with appropriate documentation establishing that backup withholding is not required.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Reservation of Right to Abandon Reverse Stock Split

We reserve the right to not file the Certificate of Amendment and to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of the State of Delaware of the Certificate of Amendment, even if the authority to effect these amendments is approved by our stockholders at the Annual Meeting. By voting in favor of a reverse stock split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, these proposed amendments if it should so decide, in its sole discretion, that such action is in the best interests of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the matter either virtually or by proxy is required to approve the Certificate of Amendment to effect the Reverse Stock Split of our common stock. Abstentions and broker non-votes, if any, will thus count as votes AGAINST the Reverse Stock Split.

Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the Reverse Stock Split.

Board Recommendation

The Board unanimously recommends that stockholders vote “FOR” the Amendment to the Charter to effect the Reverse Stock Split.

PROPOSAL NO. 4
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Board is providing our stockholders with an advisory vote on executive compensation pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and Section 14A of the Exchange Act. This advisory vote, commonly known as a “say-on-pay” vote, is an annual, non-binding vote on the compensation paid to our named executive officers as described in this proxy statement under the heading “Executive Compensation”, including the Summary Compensation Table and the other related tables and narrative disclosure. The next say-on-pay vote will be at the 2021 Annual Meeting of Stockholders. In general, our executive compensation program during the year ended December 31, 2019 was designed to, among other things, attract and retain executives who are important to the success of our company and the creation of value for our stockholders, create stockholder value by aligning executives’ interests with stockholders’ interests and motivate and reward our executives for the achievement of company and individual performance objectives, the creation of stockholder value in the short and long term and their contributions, in general, to the success of our company by supporting a “pay-for-performance” philosophy.

Please read the “Executive Compensation” section of this proxy statement. That section of this proxy statement, which includes compensation tables and related narrative discussion, describes the compensation programs and policies for our named executive officers and the executive compensation decisions made by the Compensation Committee and the Board in 2019.

We are requesting stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement. This “say-on-pay” vote gives our stockholders the opportunity to express their views on our executive compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies and practices described in this proxy statement.

Proposed Resolution

Accordingly, the Board unanimously recommends that our stockholders vote in favor of the say-on-pay vote as set forth in the following advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Diffusion Pharmaceuticals Inc. hereby approve, on an advisory basis, the compensation paid to the named executive officers during the year ended December 31, 2019, as described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the “Executive Compensation” section, the Summary Compensation Table and the other related tables and narrative disclosure.

As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our named executive officers, or otherwise. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation decisions.

Board Recommendation

The Board unanimously recommends a vote FOR approval, on an advisory basis, of the compensation paid to our named executive officers, as described in this proxy statement.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below provides summary compensation information concerning compensation awarded for the years ended December 31, 2019 and December 31, 2018 to the individuals that served as our named executive officers for the 2019 fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)	Non-Equity Incentive Plan Compensation (2)	Option Awards (3)	All Other Compensation (4)	Total
David G. Kalergis	2019	$410,000	$50,000	$262,900	$15,717	$738,617
Chief Executive Officer	2018	$439,192	$66,208	$64,905	$16,836	$587,141
John L. Gainer, Ph.D.	2019	$364,208	$25,000	$239,400	$14,568	$643,176
Former Chief Scientific Officer	2018	$369,896	$69,473	$53,100	$14,568	$507,037
William K. Hornung(5)	2019	$250,000	$65,000	$52,600	$5,833	$373,433
Chief Financial Officer	2018	$214,583	$59,429	$106,200	$1,250	$381,462

(1)	Represents cash portion of base salary as described below under “—Employment Agreements” and health insurance reimbursements.

(2)	Represents the annual cash incentive bonuses earned by our named executive officers in respect of 2019 and 2018 (as applicable), as described further below under “—2019 Bonus Compensation”.

(3)

The amounts shown in this column reflect the grant date fair value of option awards granted during the applicable year, calculated in accordance with the provisions of ASC Topic 718 and determined without regard to forfeitures. The assumptions used in the Black-Scholes model for the fiscal years ended December 31, 2019 and 2018 are disclosed in our Annual Reports on Form 10-K for the years ended December 31, 2019 and 2018, respectively.

(4)	The amounts reported in this column represent 401(k) Plan matching contributions by the Company for the applicable year.

(5)

Mr. Hornung began his employment with the Company on August 30, 2017 as the Chief Business Officer, a title he held until September 21, 2018, on which date he assumed the role of Chief Financial Officer. The total amount of his salary disclosed in the table above reflects both the salary he earned in 2018 as the Chief Business Officer (through September 20, 2018) and the salary he earned in 2018 as the Chief Financial Officer (on and after September 21, 2018).

Employment Agreements

David G. Kalergis, Chief Executive Officer. Effective September 6, 2016, we entered into an employment agreement with David G. Kalergis pursuant to which he serves as our Chief Executive Officer. The employment agreement has an indefinite term. Mr. Kalergis is currently entitled to an annual base salary of $410,000, subject to increase at the discretion of the Board. Mr. Kalergis has the opportunity to earn a target annual bonus of 45 percent of his base salary. The Board may, in its discretion, pay a portion of Mr. Kalergis’ annual salary and annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a “change of control” (as defined in the employment agreement) occurs, Mr. Kalergis’ entire base salary and annual bonus will be paid in cash. For 2019, Mr. Kalergis’ entire base salary was paid in cash. The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.” The employment agreement also contains certain non-competition and non-solicitation provisions (each applicable during employment and for 24 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter).

William K. Hornung, Chief Financial Officer. Effective September 21, 2018, we entered into an amended and restated employment agreement with William Hornung pursuant to which he serves as our Chief Financial Officer. The employment agreement has an indefinite term. Mr. Hornung is entitled to an annual base salary of $298,100, subject to increase at the discretion of the Board. Mr. Hornung has the opportunity to earn a target annual bonus of 35 percent of his base salary. The Board may, in its discretion, pay a portion of Mr. Hornung’s annual salary and annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a “change of control” (as defined in the employment agreement) occurs, Mr. Hornung’s entire base salary and annual bonus will be paid in cash. For 2019, the cash portion of Mr. Hornung’s base salary was $250,000. The employment agreement contains certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.” The employment agreement also contains certain non-competition and non-solicitation provisions (each applicable during employment and for 18 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter).

John L. Gainer, Chief Scientific Officer. Effective October 18, 2016, we entered into an employment agreement with John L. Gainer pursuant to which he served as our Chief Scientific Officer. The employment agreement had an indefinite term. Dr. Gainer was entitled to an annual base salary of $369,896 (representing an increase from his annual base salary of $340,000 as of the date of his employment agreement), subject to increase at the discretion of the Board. Dr. Gainer had the opportunity to earn a target annual bonus of 35 percent of his base salary. The Board may, in its discretion, pay a portion of Dr. Gainer’s annual salary and annual bonus in the form of equity or equity-based compensation, provided that commencing with the year following the year in which a “change of control” (as defined in the employment agreement) occurs, Dr. Gainer’s entire base salary and annual bonus would have been paid in cash. For 2019, Dr. Gainer’s entire base salary was paid in cash. The employment agreement contained certain severance and change of control provisions as described in more detail under the heading “—Post-Termination Severance and Change in Control Arrangements.” The employment agreement also contained certain non-competition and non-solicitation provisions (each applicable during employment and for 18 months thereafter), as well as confidentiality and non-disparagement provisions (each applicable during employment and at all times thereafter).

On March 12, 2020, Dr. Gainer’s employment with the Company ended. In connection with his cessation of employment, the Company and Dr. Gainer entered into a separation agreement memorializing his severance benefits and providing for certain modifications to the vesting and termination provision of Dr. Gainer’s existing equity awards, all as described in more detail below under the heading “—Post-Termination Severance and Change in Control Arrangements.” Dr. Gainer continues to serve on the Company’s Board and is entitled to receive yearly compensation for his services as a member of the Board.

Other Compensatory Arrangements

The Compensation Committee administers the Company’s 2015 Equity Incentive Plan, as amended, in which our named executive officers participate, the bonus payments made to our named executive officers provided for in the employment agreements discussed above under the heading “—Employment Agreements” and any other compensation-related matters as they otherwise determine in their discretion. The option grants made in 2019 to the named executive officers vest and become exercisable in equal parts each month until fully vested on the third anniversary of the grant date, subject to their continued employment through the applicable vesting date.

2019 Bonus Compensation

Executive bonuses are determined by the Compensation Committee. The Compensation Committee determines whether bonuses are earned and the amounts of the bonus payout by considering a number of factors, the principal factor being based upon the performance goals developed by the Compensation Committee. Other important factors include clinical trial progress, business development activities, status of public filings and stock price performance.

Indemnification Agreements

We have entered into agreements with each of our named executive officers under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our executive officers. We will be obligated to pay these amounts only if the executive officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the executive officer had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

Outstanding Equity Awards at Fiscal Year End

The table below provides information regarding unexercised stock option awards held by each of our named executive officers that remained outstanding at December 31, 2019.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
David G. Kalergis	5/17/2012	1,973	—	$31.50	5/17/2022
	10/9/2012	609	—	$31.50	10/9/2022
	10/9/2012	1,827	—	$31.50	10/9/2022
	10/5/2013	853	—	$51.00	10/5/2023
	10/5/2013	1,218	—	$91.50	10/5/2023
	12/1/2014	1,218	—	$61.50	12/1/2024
	12/1/2014	853	—	$61.50	12/1/2024
	10/30/2015	2,436	—	$81.00	10/30/2025
	10/30/2015	2,211	—	$81.00	10/30/2015
	5/16/2016	1,362	—	$144.00	5/16/2026
	12/8/2016	7,000	—	$41.10	12/8/2026
	5/10/2017	2,432	302	$44.40	5/10/2027
	1/2/2018	2,448	1,219	$17.70	1/2/2028
John L. Gainer, Ph.D.	5/17/2012	1,510	—	$31.50	5/17/2022
	10/9/2012	609	—	$31.50	10/9/2022
	10/9/2012	1,218	—	$31.50	10/9/2022
	10/5/2013	609	—	$51.00	10/5/2023
	10/5/2013	1,218	—	$91.50	10/5/2023
	12/1/2014	1,218	—	$61.50	12/1/2024
	12/1/2014	731	—	$61.50	12/1/2024
	10/30/2015	2,436	—	$81.00	10/30/2025
	10/30/2015	1,462	—	$81.00	10/30/2025
	5/16/2016	556	—	$144.00	5/16/2026
	12/8/2016	2,267	—	$41.10	12/8/2026
	5/10/2017	2,016	—	$44.40	5/10/2027
	1/2/2018	2,004	251	$17.70	1/2/2028
William Hornung	1/2/2018	4,008	996	$17.70	1/2/2028
	1/2/2019	5,445	10,889	$2.10	1/2/2029

(1)

The unvested shares underlying each option grant are scheduled to vest in equal monthly installments over the 36 month period following the grant date, with vesting occurring on the last day of each month following the grant date.

401(k) Retirement Plan

We maintain the Diffusion Pharmaceuticals Inc. 401(k) plan pursuant to which all eligible employees are entitled to make pre-tax and after-tax contributions of their compensation. In addition, the Company makes discretionary matching contributions at a rate of 100% for contributions up to 3% of the participant’s eligible compensation and 50% for any additional contributions up to 5% of the participant’s eligible compensation. The matching contributions received by our named executive officers in 2018 and 2019 are reported in the “All Other Compensation” column of the Summary Compensation Table above.

Post-Termination Severance and Change in Control Arrangements

Current Named Executive Officers

As described under the heading “—Employment Agreements,” we have entered into employment agreements with each of Messrs. Kalergis and Hornung that provide for certain severance and change of control benefits, subject to the execution and non-revocation of a release of claims by the executive or his estate (as applicable). Under Mr. Kalergis’ employment agreement, if his employment is terminated by us other than for “cause,” death or “disability,” or by Mr. Kalergis for “good reason” (as such terms are defined in the employment agreement), Mr. Kalergis will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 12 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the employment agreement), then Mr. Kalergis will be entitled to receive the same severance benefits as provided above, except that he will receive (a) a payment equal to two times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of 12 months of base salary continuation, and (b) a payment equal to 36 times the monthly COBRA premium for him and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and partly in a lump sum and partly in installments over 12 months in other cases). In addition, if Mr. Kalergis’ employment is terminated by us without cause or by Mr. Kalergis for good reason, in either case, upon or within 24 months following a change of control, then Mr. Kalergis will be entitled to full vesting of all equity awards received by him from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Under the employment agreement for Mr. Hornung, in the event that his employment is terminated by us other than for “cause”, death or “disability” or upon his resignation for “good reason” (as such terms are defined in the applicable employment agreement), Mr. Hornung will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, continuation of base salary for 9 months, plus 12 months of COBRA premium reimbursement, provided that if such termination occurs within 60 days before or within 24 months following a “change of control” (as defined in the applicable employment agreement), then he will be entitled to receive the same severance benefits as provided above, except that he will receive (a) a payment equal to 1.5 times the sum of his base salary and the higher of his target annual bonus opportunity and the bonus payment he received for the year immediately preceding the year in which the termination occurred instead of 9 months of base salary continuation and (b) a payment equal to 18 times the monthly COBRA premium for him and his eligible dependents instead of 12 months of COBRA reimbursements (the payments in clauses (a) and (b) are paid in a lump sum in some cases and in installments over 9 or 12 months in other cases). In addition, if Mr. Hornung’s employment is terminated by the Company without cause or by Mr. Hornung for good reason, in either case, upon or within 24 months following a change of control, then Mr. Hornung will be entitled to full vesting of all equity awards received by him from us (with any equity awards that are subject to the satisfaction of performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 24 months following the termination date (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Under the employment agreements for each of Messrs. Kalergis and Hornung, in the event that the executive’s employment is terminated due to his death or disability, he (or his estate) will be entitled to any unpaid bonus earned in the year prior to the termination, a pro-rata portion of the bonus earned during the year of termination, 12 months of COBRA premium reimbursement and accelerated vesting of (a) all equity awards received in payment of base salary or an annual bonus and (b) with respect to any other equity award, the greater of the portion of the unvested equity award that would have become vested within 12 months after the termination date had no termination occurred and the portion of the unvested equity award that is subject to accelerated vesting (if any) upon such termination under the applicable equity plan or award agreement (with performance goals deemed earned at not less than target performance, and with any equity award that is in the form of a stock option or stock appreciation right to remain outstanding and exercisable for 12 months following the termination date or, if longer, such period as provided under the applicable equity plan or award agreement (but in no event beyond the expiration date of the applicable option or stock appreciation right)).

Further, under the terms of the stock option agreements with our executives (including, for these purposes, Dr. Gainer’s outstanding current stock options), upon a completion of a “change of control” (as defined in the Diffusion Pharmaceuticals Inc. 2015 Equity Incentive Plan), options held by our executives will become immediately vested and remain exercisable through their expiration date regardless of whether the holder remains in the employment or service of the Company after the change of control. Alternatively, in connection with a change of control, the Compensation Committee may, in its sole discretion, cash out the options.

John L. Gainer

In connection with Dr. Gainer’s termination of employment, we entered into a separation agreement with Dr. Dr. Gainer which entitles Dr. Gainer to payment of his regular pay and benefits through March 12, 2020, including any accrued benefits and any bonus for the 2019 fiscal year. Dr. Gainer’s separation agreement also provides that all outstanding and unvested options held by Dr. Gainer as of the date of the separation agreement vested as of March 12, 2020, and all options outstanding and vested (including the options that vested as of March 12, 2020) will remain exercisable in accordance with their respective terms until the expiration date stated in the applicable option documents as if his employment had not terminated (and in no event beyond the applicable option expiration date).

The separation agreement further provides that Dr. Gainer will provide consulting services to the Company pursuant to a consulting agreement, by and between the Company and Dr. Gainer. Pursuant to the terms of the consulting agreement, Dr. Gainer will provide expert advice and services to the Company for a one-year period in connection with the development of trans sodium crocetinate (TSC) as a therapeutic agent for hypoxic conditions. Dr. Gainer will receive a monthly consulting fee equal to $6,000 during the term of the consulting agreement.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

As described in more detail under the heading “Corporate Governance—Compensation Committee—Responsibilities,” the Board has delegated to the Compensation Committee the responsibility, among other things, to establish and lead a process for the determination of compensation payable to our non-employee directors. The Compensation Committee makes recommendations regarding compensation payable to our non-employee directors to the entire Board, which then makes final decisions regarding such compensation.

The principal elements of our director compensation program for 2019 included:

●	cash compensation in the form of annual cash retainers; and
●	long-term equity-based incentive compensation, in the form of stock options.

We did not compensate our employee directors in 2019, including Mr. Kalergis, our Chief Executive Officer and Dr. Gainer, our former Chief Scientific Officer, separately for serving on the Board.

Cash Compensation

The cash compensation paid to the non-employee members of the Board for 2019 consisted of the following cash retainers.

Description	Annual Cash Retainer
Board Member	$35,000
Lead Independent Director of the Board	$3,000
Audit Committee Chair	$15,000
Compensation Committee Chair	$10,000
Nominating and Corporate Governance Committee Chair	$7,500
Audit Committee Member (other than Chair)	$7,500
Compensation Committee Member (other than Chair)	$3,500
Nominating and Corporate Governance Committee Member (other than Chair)	$3,500

The annual cash retainers are paid in accordance with the Company’s standard payroll practices. The Compensation Committee has also reserved the right to make a portion of such payments in the form of equity rather than cash under certain conditions. During the fiscal year 2019, all retainers were paid in cash.

Long-Term Equity-Based Incentive Compensation

In addition to cash compensation, our non-employee directors receive long-term equity-based incentive compensation in the form of options to purchase shares of our common stock. Upon a non-employee director’s initial appointment to the Board, he or she shall receive a stock option award valued at $100,000 vesting in equal annual installments over three years. In addition, each non-employee director annually receives a stock option award valued at $50,000 vesting in equal monthly installments over one year (previously, three years), unless otherwise provided by the Compensation Committee. All such options have a ten-year term and an exercise price equal to the fair market value of our common stock on the grant date.

See note 1 to the Director Compensation Table under the heading “—Summary Director Compensation Table for Fiscal 2019” for a summary of all options granted to our non-employee directors during the year ended December 31, 2019. See note 2 to the Director Compensation Table under the heading “—Summary Director Compensation Table for Fiscal 2019” for a summary of all options to purchase shares of our common stock held by our non-employee directors as of December 31, 2019.

Indemnification Agreements

We have entered into agreements with each of the members of the Board under which we are required to indemnify them against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors. We will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth procedures that will apply in the event of a claim for indemnification.

Summary Director Compensation Table for Fiscal 2019

The table below provides summary information concerning the compensation of each individual who served as a director of the Company during the year ended December 31, 2019, other than David G. Kalergis, our Chief Executive Officer, and John L. Gainer, Ph.D., our former Chief Scientific Officer.1

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)	All Other Compensation ($)	Total ($)(3)
Mark T. Giles	$58,000	$19,200	$0	$108,869
Alan Levin	$58,500	$19,200	$0	$108,869
Robert Adams	$56,729	$19,200	$0	$108,869
Robert Ruffolo(3)	$1,771	$19,200	$0	$108,869

(1)

The amounts shown in this column reflect the grant date fair value of option awards granted during 2019, calculated in accordance with the provisions of ASC Topic 718, determined without regard to forfeitures. See the assumptions used in the Black-Scholes model in the notes to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

As of December 31, 2019, our non-employee directors held stock options to acquire the following number of shares of our common stock: Mr. Giles, options to acquire 24,591 shares of our common stock; Mr. Levin, options to acquire 23,957 shares of our common stock; Mr. Adams, options to acquire 25,175 shares of our common stock.

(3)	Mr. Ruffolo resigned from the Board effective on January 15, 2019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Audit Committee is charged with the responsibility of reviewing and approving or ratifying all related person transactions in accordance with the Listing Rules of the Nasdaq Capital Market and other applicable law, rules and regulations and any related policies and procedures adopted by or on behalf of the Company and then in effect.

Since January 1, 2019 there has been one transaction to which we have been a party in which (i) the amount involved in the transaction exceeds $120,000 and (ii) any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock had or will have a direct or indirect material interest. The Company’s Director of Information Technologies is the son of the Chief Executive Officer and he has held that position since December 2014. His total compensation for 2019 was $144,687.92.

OTHER MATTERS

Stockholder Proposals for 2021 Annual Meeting and Director Nominations

Under the rules of the SEC, stockholders wishing to have a proposal included in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2021 must submit the proposal so that the corporate Secretary of the Company receives it no later than 120 days prior to the one year anniversary of the date hereof, which shall be December 30, 2020. The SEC rules set forth standards as to what stockholder proposals are required to be included in a proxy statement. Under the Company’s Amended and Restated Bylaws, certain procedures must be followed for a stockholder to nominate persons as directors or to introduce a proposal at an annual meeting of stockholders. A stockholder wishing to make a nomination for election to the Board or to have a proposal presented at an annual meeting of stockholders must submit written notice of such nomination or proposal so that the corporate Secretary of the Company receives it not less than that date which is 120 days prior to the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the preceding year’s annual meeting of stockholders, which shall be December 30, 2020; provided, however, that in the event that the Company did not hold an annual meeting of stockholders the preceding year or if the date of the annual meeting of stockholders is changed by more than 30 days from the date of the preceding year’s annual meeting of stockholders, notice by the stockholder must be delivered not earlier than the close of business on the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. The Company’s Amended and Restated Bylaws also set forth certain informational requirements for stockholders’ nominations of directors and proposals.

Annual Report

We have sent or made available electronically to each of our stockholders a copy of our annual report on Form 10-K (without exhibits) for the year ended December 31, 2019. The exhibits to our Form 10-K are available by accessing the SEC’s EDGAR filing database at www.sec.gov. We will furnish a copy of any exhibit to our Form 10-K upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits. This request should be sent to: Diffusion Pharmaceuticals Inc., 1317 Carlton Avenue, Suite 200, Charlottesville, Virginia 22902, Attn: Stockholder Information.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will deliver promptly a separate copy of either document to any stockholder upon written or oral request to our Investor Relations Department, Diffusion Pharmaceuticals Inc., 1317 Carlton Avenue, Suite 200, Charlottesville, Virginia 22902, telephone: (434) 220-0718. Any stockholder who wants to receive separate copies of our proxy statement or annual report to stockholders in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

Cost and Method of Solicitation

In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from our stockholders by personal interview, telephone, telegram or other electronic means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who are record holders of our common stock for the forwarding of solicitation materials to the beneficial owners of our common stock. We will reimburse these brokers, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses they incur in connection with the forwarding of solicitation materials.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, please exercise your right to vote as soon as possible by completing, signing, dating and returning your proxy card or by using Internet or telephone voting as described on the proxy card or Notice Regarding the Availability of Proxy Materials. You may still join the virtual Annual Meeting and vote online, even if you have already voted by proxy.

By Order of the Board of Directors,

/s/ David G. Kalergis

David G. Kalergis
Chairman and Chief Executive Officer

April                     , 2020
Charlottesville, Virginia

APPENDIX A

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION (AS AMENDED)
OF
DIFFUSION PHARMACEUTICALS INC.

DIFFUSION PHARMACEUTICALS INC., a corporation incorporated and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: That, at a meeting of the Board of Directors of the Corporation (the “Board of Directors”) on March 13, 2020 a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation (as amended) of the Corporation in the form set forth below (the “Amendment”), declaring said Amendment to be advisable and calling for consideration of said proposed Amendment by the stockholders of the Corporation.

“RESOLVED, that the Certificate of Incorporation (as amended) of the Corporation shall be amended by adding at the end of subsection A of Article IV thereof the following: ‘Effective upon the effective time of this Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), each ___ shares’3 of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without the necessity of any further action, be changed, reclassified and combined into one (1) share of Common Stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall have that rounded up to one additional whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional shares as described above.’”

SECOND: That, thereafter, pursuant to the resolution of the Board of Directors, the proposed Amendment was approved by the stockholders of the Corporation at the annual meeting of stockholders on _______, 2020.

THIRD: That the Amendment was duly adopted in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of the Corporation (as amended) to be executed by David G. Kalergis, its Chairman of the Board and Chief Executive Officer, on this __ day of ____, 20__.

DIFFUSION PHARMACEUTICALS INC.

By:

Name: David G. Kalergis

Title: Chairman of the Board and Chief

1 This amendment approves the reverse stock split of the Corporation’s common stock, at a ratio in the range of two- to twenty-for-one. By approving this amendment, the stockholders of the Corporation would be deemed to approve any ratio within the range referred to above.